UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2015

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-193087	46-3355876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

829 Lawson Street
City of Industry, CA	91748

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, we filed Articles of Merger with the State of Nevada and filed a Certificate of Merger with the State of California which were the result of an agreement we entered into on December 30, 2015, with Perfecular Inc., a California corporation and FCUV Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of our company, pursuant to which we agreed to acquire all of the issued and outstanding shares of Perfecular’s common stock in exchange for the issuance of 27,994,706 shares of our common stock to the shareholders of Perfecular Inc.

To facilitate the transaction, FCUV Acquisition Corp. agreed to merge with and into Perfecular Inc., with Perfecular Inc. remaining as the surviving corporation and the separate existence of FCUV Acquisition Corp. ceasing to exist at the effective time of the merger.

The merger agreement also contemplates that our board of directors and officers of our company will remain the same as of the closing date of the merger.

A copy of the merger agreement is attached hereto as Exhibit 2.1. Please see Exhibit 2.1 for a complete description of the terms of the merger agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among FCUV Acquisition Corp. and Perfecular Inc. dated December 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL, INC.

Date: January 5, 2016	By:	/s/ Desheng Wang
Name: Desheng Wang Title: Chief Executive Officer

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